EXHIBIT 10.25
     STOCK OPTION AGREEMENT dated as of April 19, 2007, between ACG HOLDINGS, INC., a Delaware corporation (the “Company”), and the other party signatory hereto (the “Participant”).
     WHEREAS, the Participant is currently an officer or key employee of the Company or one of its Subsidiaries and, pursuant to the Company’s Common Stock Option Plan (the “Plan”), and upon the terms and subject to the conditions hereinafter set forth, the Company desires to provide the Participant with an incentive to remain in its employ or the employ of one of its Subsidiaries and to increase his interest in the success of the Company by granting to the Participant nonqualified stock options (the “Options”) to purchase shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”);
     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:
     SECTION 1. Definitions; Incorporation of Plan Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan, a copy of which has been made available to the Participant by the Company. This Agreement, the Options and the shares of Common Stock issued pursuant to the exercise of Options (the “Option Shares”) shall be subject to the Plan, the terms of which are hereby incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and the Agreement, the Plan shall govern. The Participant acknowledges that he has received and reviewed a copy of the Plan. The Date of Grant with respect to the Options shall be the date specified at the foot of the signature page hereof.
     SECTION 2. Stockholders’ Agreement; Certain Restrictions. In accordance with Section 7 of the Plan, the Participant and the Company hereby confirm that, effective as of the date hereof, the Participant shall, for purposes of the Stockholders’ Agreement, be deemed to be a “Stockholder” with respect to the Options and the Option Shares and the Participant agrees to be bound by all the terms of the Stockholders’ Agreement applicable to such a Stockholder. None of the Option Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of to any third party other than the Company except as provided in the Stockholders’ Agreement. None of the Options may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of, except by will or the laws of descent and distribution. During the Participant’s lifetime, an Option shall be exercisable only by the Participant. Each Permitted Transferee (other than the Company) of any Option or Option Share shall, as a condition to the transfer thereof, execute an agreement pursuant to which it shall become a party to the Stockholders’ Agreement and the Agreement.
     SECTION 3. Grant of Options. Subject to the terms and conditions contained herein and in the Plan, the Company hereby grants to the Participant, effective as of the Date of Grant, the number of Options specified at the foot of the signature page hereof. Each such Option shall entitle the Participant to purchase, upon payment of the Option Price specified at the foot of the signature page hereof, one share of Common Stock. The Options shall be exercisable as hereinafter provided.

     SECTION 4. Terms and Conditions of Options. The Options evidenced hereby are subject to the following terms and conditions:
     (a) Vesting. All the Participant’s Options granted hereunder shall be fully vested and exercisable as of the Date of Grant.
     (b) Option Period. The Options shall not be exercisable following March 15, 2008, and shall be subject to earlier termination as provided herein and in the Plan. Upon termination of the Participant’s employment with the Company or any of its Subsidiaries for any reason, the Participant (or, in the case of the Participant’s death, his Beneficiary) may exercise any Vested Option in accordance with, and subject to the terms and conditions of, Section 8(a)(iv) of the Plan.
     (c) Notice of Exercise. Subject to Sections 4(d), 4(g) and 6(b), the Participant may exercise any or all of the Options (to the extent not forfeited) by giving written notice to the Committee. The date of exercise of an Option shall be the later of (i) the date on which the Committee receives such written notice or (ii) the date on which the conditions provided in Sections 4(d), 4(g) and 6(b) are satisfied.
     (d) Payment. Prior to the issuance of a Legended Certificate pursuant to Section 4(h) evidencing Option Shares, the Participant shall have paid to the Company the Option Price of all Option Shares purchased pursuant to exercise of such Options in cash or, with the consent of the Board of Directors (which consent shall be granted in the sole discretion of the Board of Directors), in shares of Common Stock already owned by the Participant (valued at their Applicable Value) or any combination of cash and such shares.
     (e) Stockholder Rights. The Participant shall have no rights as a stockholder with respect to any Option Shares until a certificate or certificates evidencing such shares shall have been issued to the Participant, and, except as provided in Section 11 of the Plan, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.
     (f) Dividends and Distributions. Any shares of Common Stock or other securities of the Company received by the Participant as a result of a stock distribution to holders of Option Shares or as a stock dividend on Option Shares shall be subject to the same restrictions as such Option Shares, and all reference to Option Shares hereunder shall be deemed to include such shares of Common Stock or other securities.
     (g) Limitation on Exercise. The Options shall not be exercisable unless the offer and sale of the shares of Common Stock subject thereto have been registered under the 1933 Act and qualified under applicable state “blue sky” laws, or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state “blue sky” laws is available. The Company may require, as a condition to the exercise of an Option, that the Participant make certain representations and warranties as to the Participant’s investment intent with respect to the Option Shares.

     (h) Issuance of Certificates. As soon as practicable following the exercise of any Options, a Legended Certificate evidencing the number of shares of Common Stock issued in connection with such exercise shall be issued in the name of the Participant.
     (i) Determination of Fair Market Value. If, in connection with the exercise by the Company of its Call Right under Section 9 of the Plan, the Participant reasonably believes that the Board of Directors’ determination of Fair Market Value (if applicable) is not reasonable, then the Participant may challenge the Board of Directors’ determination of such Fair Market Value by giving written notice to the Board of Directors no later than 10 business days after receipt of notice of the purchase price which the Company intends to pay upon exercise of its Call Right. In such event, the Company shall engage at its own expense an appraisal or investment banking firm that is independent of the Company and its Affiliates to determine the Fair Market Value of the Common Stock for purposes of determining the purchase price to be paid by the Company; provided, however, that if such a determination has been made by such an appraisal or investment banking firm less than one year prior to the date as of which the Fair Market Value of the Common Stock is to be determined, the Company shall not be required to engage any such firm and may, in its discretion, instead rely upon such earlier valuation. Any such appraisal or investment banking firm engaged by the Company shall be selected by the Board of Directors and shall be reasonably satisfactory to the Participant. The purchase price determined by such independent appraisal or investment banking firm shall be conclusive and binding on the parties. Anything in Section 10(a) of the Plan or this Agreement to the contrary notwithstanding, if such an independent appraisal or investment banking firm is appointed, no payment shall be made in respect of the Company’s repurchase of Vested Options or Option Shares pending the determination of the purchase price by such firm, and payment of such purchase price shall instead be made no later than the tenth business day following receipt by the Company of the report of such firm establishing such purchase price. If there has been an independent appraisal or determination of Fair Market Value by an independent appraisal or investment banking firm within the past one year and the Fair Market Value so determined by the independent appraisal or investment banking firm exceeds the earlier Fair Market Value so determined by 10%, the costs of such firm shall be for the account of the Company; in all other cases, the costs of such firm shall be shared equally by the Company and the Participant, and the Company shall have the right to withhold such costs from any payment it makes in respect of its repurchase of Vested Options or Option Shares from the Participant.
     (j) Financial Capability; Legal Limitations. Anything in the Plan or this Agreement to the contrary notwithstanding, to the extent that (i) the limitations or restrictions applicable to the Company or any of its Subsidiaries under the laws of the State of Delaware, the restrictions or limitations contained in the Company’s Certificate of Incorporation or any other applicable law, rule or regulation or under the terms of any indebtedness for borrowed money of the Company or any of its Subsidiaries prohibit the Company from making any payment required under the Plan or this Agreement with respect to an Option or Option Share or (ii) the Board of Directors shall determine in good faith that the Company is not financially capable of making any such payment, then the Company shall not be obligated to make such payment at such time, and shall have the right to defer such payment until the Board of Directors reasonably determines that such limitations and restrictions no longer restrict the Company from making such deferred payment. Any amounts the payment of which is so deferred shall bear interest, compounded annually and calculated at a rate equal to the T-Bill Rate plus 50 basis points per annum from the closing date for the repurchase of the Participant’s Options and Option Shares and shall be paid (with interest) promptly after, and to the extent that, the Board of Directors determines that the limitations and restrictions referred to in the first sentence of this Section 4(j) no longer restrict such payment. Notwithstanding a deferral of payment in accordance with this Section 4(j) for Vested Options or Option Shares in respect of which the Company shall have exercised its Call Right, the closing of any exercise of such Call Right shall take place as provided in Section 10(a) of the Plan, and the right of the Participant and his Permitted Transferees in respect of the Vested Options and Option Shares (other than the right to receive payment of amounts deferred and interest thereon in accordance with this Section 4(j)) shall terminate as of such closing.
     SECTION 5. Representations and Warranties. The Participant is aware of and familiar with the restrictions imposed on the transfer of any Options or Option Shares, including, without limitation, the restrictions contained in the Stockholders’ Agreement. The Participant represents that this Agreement has been duly executed and delivered by the Participant and constitutes a legal, valid and binding agreement of the Participant, enforceable against the Participant in accordance with its terms, except as limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity.
     SECTION 6. Miscellaneous.
     (a) No Rights to Grants or Continued Employment. The Participant shall not have any claim or right to receive grants of Options under the Plan. Neither the Plan nor this Agreement nor any action taken or omitted to be taken hereunder or thereunder shall be deemed to create or confer on the Participant any right to be retained in the employ of the Company or any Subsidiary or other Affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other Affiliate thereof to terminate the employment of the Participant at any time.
     (b) Tax Withholding. The Company and its Subsidiaries shall have the right to require the Participant to remit to the Company, prior to the delivery of any certificates evidencing shares of Common Stock pursuant to an Option, any amount sufficient to satisfy any Federal, state or local tax withholding requirements. Prior to the Company’s determination of such withholding liability, the Participant may make an irrevocable election to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold shares of Common Stock that would otherwise be received by the Participant. Such election may be denied by the Committee in its discretion, or may be made subject to certain conditions specified by the Committee, including, without limitation, condition intended to avoid the imposition of liability against the Participant under Section 16(b) of the 1934 Act. The Company and its Subsidiaries shall also have the right to deduct from all cash payments made pursuant to the Plan or this Agreement any Federal, state or local taxes required to be withheld with respect to such payments.
     (c) No Restriction on Right of Company to Effect Corporate Changes. Neither the Plan nor this Agreement shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Company, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.
     (d) 1934 Act. Notwithstanding anything contained in the Plan or this Agreement to the contrary, if the consummation of any transaction under the Plan or this Agreement would result in the possible imposition of liability to the Participant pursuant to Section 16(b) of the 1934 Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability, but in no event for a period in excess of 180 days.
     SECTION 7. Survival; Assignment.
     (a) All agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the issuance to the Participant of the Options and the Option Shares and, notwithstanding any investigation heretofore or hereafter made by the Participant or the Company or on the Participant’s or the Company’s behalf, shall continue in full force and effect. Without the prior written consent of the Company, the Participant may not assign any of his rights hereunder except by will or the laws of descent and distribution.
     Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs and permitted successors and assigns of such party; and all agreements herein by or on behalf of the Company, or by or on behalf of the Participant, shall bind and inure to the benefit of the heirs and permitted successors and assigns of such parties hereto. The Participant agrees to cause any future spouse of his or hers to deliver to the Company a consent in the form of the consent set forth at the foot hereof validly executed by such spouse promptly after any such spouse becomes his or her spouse.
     (b) The Company shall have the right to assign to any of its Affiliates any of its rights, or to delegate to any of its Affiliates any of its obligations, under this Agreement.
     SECTION 8. Certain Remedies. Without intending to limit the remedies available to the Company, the Participant agrees that damages at law will be an insufficient remedy in the event the Participant violates the terms of this Agreement. The Participant agrees that the Company may apply for and have injunctive or other equitable relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise specifically to enforce, any of the provisions hereof.
     SECTION 9. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Participant, to his attention at the mailing address set forth at the foot of this Agreement (or to such other address as the Participant shall have specified to the Company in writing) and, if to the Company, to it at 100 Winners Circle, Brentwood, Tennessee 37027, Telecopier No.: (615) 377-0348, Attention: Patrick W. Kellick, with a copy to Metalmark Capital LLC, 1177 Avenue of the Americas, 40th Floor, New York,

New York 10036, Telecopier No.: (212) 823-1931, Attention: Eric Fry. All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.
     SECTION 10. Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.
     SECTION 11. Beneficiary Designation. The Participant may designate a Beneficiary or Beneficiaries to receive payments pursuant to this Agreement upon the Participant’s death. Beneficiaries may be designated only by a written election with the Committee in a form satisfactory to the Committee, executed by the Participant. A Participant shall have the right to change the designated Beneficiaries from time to time by filing a new election form complying with the requirements of this Section 11 with the Committee. If no Beneficiary is so designated by the Participant or if no Beneficiary is living at the time a payment is due under this Agreement, payments shall be made to the estate of the Participant.
     SECTION 12. Entire Agreement; Governing Law. This Agreement and the other related agreements expressly referred to herein set forth the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Participant has executed this Agreement, both as of the day and year first above written.

ACG HOLDINGS, INC.
By:

PARTICIPANT:
By:

Number of Options:
Option Price: $0.01 per share
Date of Grant: April 19, 2007

Consent of Spouse
     The undersigned, as the spouse of the Participant who is the signatory to the foregoing Agreement, (a) hereby consents to, confirms and ratifies any sale or transfer by such Participant of any Options or Option Shares contemplated by the foregoing Agreement and for purposes of any community property laws and all other laws conveys all of his or her right, title and interest in and to such Options or Option Shares to the purchaser or transferee of such Options or Option Shares, and (b) agrees to be bound by all of the Participant’s obligations under the foregoing Agreement.

Spouse of Participant

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